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                                                                   EXHIBIT 10.19


                               RIGHTS AGREEMENT


This Rights Agreement (the "AGREEMENT") is made this 19 day of May, 1995, by
                                                     --
and among Virtual Realty Network, Inc., a Nevada corporation (the "COMPANY"), and the individuals and entities set forth on Exhibit A attached hereto (the "HOLDERS").

                                    RECITALS
                                    --------

A. The Company and the Holders have entered into the Series A Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") of even date herewith, pursuant to which the Company will issue and sell, and the Holders will purchase, Series A Preferred Stock of the Company (the "SHARES").

B. It is a condition to the purchase of the Shares that the Company enter into this Agreement with the Holders.

in consideration of the mutual promises and covenants hereinafter set,forth, the parties agree as follows:

1.   DEFINITIONS

     1.1 The term "HOLDER" means any holder of outstanding Registrable Securities or any person to which the rights provided for in this Agreement shall have been properly assigned in accordance with specific terms hereof.

     1.2 The term "INITIATING HOLDERS" means any Holder or Holders making a request for registration pursuant to the provisions of Section 3.1.

     1.3 The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

     1.4 The term "REGISTRABLE SECURITIES" means: (i) any Common Stock issued or to be issued pursuant to conversion of any shares of Series A Preferred Stock issued pursuant to this Agreement, (ii) any other Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Series A Preferred Stock issued pursuant to this Agreement or the shares of Common Stock issued pursuant to conversion of such shares of Series A Preferred Stock and (iii) any other Common Stock of the Company owned or hereafter acquired by the Holders.

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     1.5  The term "SEC" means the Securities and Exchange Commission.

     1.6 The term "SECURITIES ACT" means the Securities Act of 1933, as amended.

     1.7 The term "SUBSTANTIAL AMOUNT OF REGISTRABLE SECURITIES" means at least forty percent (40%) of the Registrable Securities then outstanding that have not been resold to the public in a registered public offering.


2.   FINANCIAL STATEMENTS AND BOARD VISITATION RIGHTS

     2.1  Reports.

          For fiscal years ending after the date of this Agreement, the Company agrees to deliver to each Holder:

          (a) as soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, a balance sheet of the Company as of the end of such fiscal year and a statement of operations and a statement of sources and application of funds of the Company for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the two previous fiscal years, all in reasonable detail and audited by independent public accountants selected by the Company; and

          (b) within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year, an unaudited consolidated profit or loss statement for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

     2.2  Annual Plan.

          Within ten (10) days of adoption by the Board of Directors, but not later than the beginning of each fiscal year of the Company, the Company shall submit to each Holder of Registrable Securities (as adjusted for stock splits, stock dividends or recapitalizations) an annual plan for such year which shall include quarterly capital and operating expense budgets, cash flow statements, manpower projections, projected balance sheets, profit and loss projections and sales projections for each month and for the end of such year itemized in such detail as the Board may reasonably determine. Approval of such budgets, statements and projections shall be required by at least a majority of the Board of Directors of the Company. If the annual plan is modified by the Board of Directors to reflect changes as a result of operating results and other events that occur during the

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          year covered by the annual plan, copies of such modification shall be promptly submitted to the Holders.


     2.3  Termination of Reports and Rights.

          The Company shall deliver the reports and give the rights specified in Sections 2.1 and 2.2 to each such Holder entitled to the same until the earlier of such time as such Holder is no longer a shareholder or until the closing of the first underwritten offering of the Company's securities to the general public that is effected with the SEC under the Securities Act.


     2.4  Board Visitation Rights.

          For so long as each Holder holds Registrable Securities (as adjusted for stock splits, stock dividends or recapitalizations) such Holder shall have the right, at such Holder's expense, to designate a representative to attend all meetings of the Company's Board of Directors in a non-voting observer capacity, and, in this respect, the Company shall give such Holder copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such Holder and its representative shall agree
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          to hold in confidence and trust all information so provided. Meetings to be held by telephone conference and actions to be taken by consent shall not be prohibited provided notice is given to such Holder.


3.   REGISTRATION

     3.1  Registration.

          (a)  Requested Registration. If at any time the Company shall receive
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               from the Holders of a Substantial Amount of Registrable
               Securities a written request that the Company effect any registration, qualification or compliance with respect to all or a part of the Registrable Securities, the Company will:

               1. promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

               2. as soon as practicable, use its diligent best efforts to effect such registration, qualification and compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued

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                    under the Securities Act and any other governmental
                    requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written notice given within fifteen (15) days after receipt of such written notice from the Company, except that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.1 after the Company has effected three (3) registrations, qualifications or compliances pursuant to request under this subsection 3.1
                    (a).

               Subject to the foregoing provisions, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, but in any event within one hundred eighty (180) days after receipt of the request or requests of the Initiating Holders.

          (b)  Underwriting.  If the Initiating Holders intend to distribute the
               ------------
               Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company. The Company and the Initiating Holders shall mutually agree upon and shall designate the underwriter or underwriters to be employed in connection therewith as a part of their request made pursuant to subsection 3.1(a). The Company shall include such information in the written notice referred to in subsection 3.1(a)(1). In such event, the right of any Holder to registration pursuant to this
               Section 3.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by at least a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 3.1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the securities to be issued on behalf of the Company and the securities of the Company (other than Registrable Securities) held by officers or directors and by other shareholders shall be excluded from such registration to the extent so required by such limitation and if a limitation of the number of

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               shares is still required, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares included in the registration and underwriting shall be allocated among the Holders of Registrable Securities requesting registration in proportion, as nearly as practicable, to the total number of Registrable Securities held by such Holders at the time of filing of the registration statement and requested to be included in the registration. If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.

          (c) Subject to the foregoing limitations set forth in Section 3.1(b), the Company shall have the right to include in any registration statement offering effected pursuant to this Section 3.1 securities to be sold on behalf of the Company.

          (d) If the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than 180 days after the receipt of the request of the Holders under this
               Section 3.1, except that the Company shall not utilize this right more than once in any 12 month period.

     3.2  Company Registration.

          (a)  Notice of Registration.  If at any time or from time to time, the
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               Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders (other than a registration relating solely to employee stock option or purchase plans or relating solely to an SEC Rule 145 transaction), the Company will:

               1. promptly give to each Holder written notice thereof which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws;

               2. include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities

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                    specified in a written request or requests, made within
                    thirty (30) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 3.2(b) below.

               The Company represents that it has not and covenants that it will not enter into any agreement with any Holder or other shareholder of the Company giving such shareholder or Holder any right to restrict the Company's registration of its securities pursuant to
               Section 3.2 hereof or otherwise.

          (b)  Underwriting. If the registration of which the Company gives
               ------------
               notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 3.2(a)(1). In such event the right of any Holder to registration pursuant to this Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the securities of the Company (other than Registrable Securities) held by officers or directors and by other shareholders shall be excluded from such registration to the extent so required by such limitation and if a limitation of the number of shares is still required, then the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, provided that in connection with any registered public offering no such reduction may reduce the securities being offered by the Holders to less than 25% of the total number of securities requested to be included in such registration and underwriting. The Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto of any such limitations, and the number of shares of Registrable Securities that may be included in the registration. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

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     3.3  Form S-3 Registration.

          In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 (or any substantially equivalent registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation by reference to other documents filed by the Company with the SEC) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together will all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, except that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3.3:

               1. if Form S-3 is not available for such offering by the Holders; or

               2. if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this
                    Section 3.3, except that the Company shall not utilize this right more than once in any twelve (12) month period; or

               3. if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this
                    Section 3.3.

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               Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 3.3 shall not be counted as demands for registration or registrations effected pursuant to Section 3.1 or 3.2, respectively.

     3.4  Expenses of Registration.

          All expenses incurred in connection with the registration, qualification or compliance pursuant to Sections 3.1, 3.2 and 3.3, respectively, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incidental to or required by such registration and the fees and disbursements of one counsel retained by the Holders of Registrable Securities covered by such registration, qualification or compliance shall be borne by the Company, except that:

          (a) The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 3.1, the request of which has been subsequently withdrawn by the Initiating Holders, in which case, such expenses shall be borne by the Initiating Holders of securities (including Registrable Securities) requesting or causing such withdrawal; and

          (b) The Company shall not be required to pay underwriters' discounts, commissions, or stock transfer taxes relating to Registrable Securities.

     3.5  Registration Procedures.

          In the case of each registration, qualification or compliance effected by the Company pursuant to Section 3, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense (except as otherwise provided in Section 3.4 above) the Company will:

          (a) keep such registration, qualification or compliance pursuant to Sections 3.1, 3.2 or 3.3 effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

          (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

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          (c)  prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (d) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (e) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statements with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
               (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     3.6  Indemnification.

          (a) The Company will indemnify each Holder of Registrable Securities with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, each of its officers and directors, and each person controlling such Holder, and each underwriter, if any, of such Registrable Securities and each person who controls any such underwriter, against all claims, losses, damages, costs, expenses and liabilities of any nature whatsoever

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               (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other documents (including any related registration, statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, and each such underwriter and each person who controls any such underwriter, for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, except that the Company will not be liable in any such case to the extent that any such claim, loss, damage, cost, expense, liability or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by any Holder and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other Holder, each of such other Holder's officers and directors and each person controlling such other Holder, against all claims, losses, damages, costs, expenses and liabilities of any nature whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other documents (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such other Holders,

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               such directors, officers, persons or underwriters for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 3.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this subsection 3.6(b) exceed the gross proceeds from the offering received by such Holder.

          (c) Each party entitled to indemnification under this Section 3.6 (the "INDEMNIFIED PARTY"), shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense. Failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.6, unless the failure or delay in giving notice has a material adverse impact on the ability of the Indemnifying Party to defend against such claim. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the lndemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such lndemnified Party and will reimburse such Indemnified

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               Party and any person controlling such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or controlling person, which firm shall be designated in writing by the Indemnified Party to the Indemnifying Party.

     3.7  Information by Holder.

          The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.


     3.8  Termination of the Company's Obligations.

          The Company shall have no obligations pursuant to Sections 3.1, 3.2 or
          3.3 with respect to any request made by any Holder (i) after seven (7) years following the consummation of the Company's initial sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or (ii) at such time following the Company's initial public offering and for so long as such Holder may sell all of such Holder's Registrable Securities in any one three-month period pursuant to Rule 144 (or such successor rule as may be adopted).


     3.9  Rule 144 Reporting.

          With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of Shares or Registrable Securities to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety
               (90) days after the effective date of the first registration filed by the Company that involves an underwritten sale of securities of the Company to the general public;

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

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the underwritten offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) furnish to each Holder so long as such Holder owns any Shares or Registrable Securities forthwith upon written request a written statement by the Company that it has complied with the reporting requirements of such Rule 144 (at any time after ninety days after the effective date of such first registration statement filed by the Company), and of the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing the Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.


    3.10  Transfer of Registration Rights.

          The rights to cause the Company to register securities granted by the Company under Sections 3.1, 3.2 and 3.3 may be assigned by any Holder to any transferee or assignee of the Shares or of Registrable Securities, provided that such transfer may otherwise be and is effected in accordance with applicable securities laws and provided further that the Company is given written notice by such Holder at the time of or within reasonable time after such transfer, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

    3.11  Limitations on Subsequent Registration Rights.

          From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder of any securities of the Company the right to require the Company to initiate any registration of any securities of the Company. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions of this Section 3 and with the rights of the Holders provided in this Agreement. This Section 3 shall not limit the right of the Company to enter into any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder if such rights are subordinate to the rights of the Holders.


4.   ADDITIONAL RIGHTS.

     4.1  Right of First Offer.

          Subject to the terms and conditions specified in this Section 4.1, the Company hereby grants to each Holder, a right of first offer with respect to future sales by the Company of its New Securities (as defined in subsection 4.1(d)(i)). For purposes of this Section 4.1, the term Holder includes any partners, shareholders or affiliates of the Holder. The Holder shall be entitled to apportion the right of first offer hereby granted among itself and its partners, shareholders and affiliates in such proportions as it deems appropriate.

          (a) In the event the Company proposes to issue New Securities, it shall give each Holder written notice (the "NOTICE") of its intention stating (i) a description of the New Securities it proposes to issue, (ii) the number of shares of New Securities it proposes to offer, (iii) the price per share at which, and other terms on which, it proposes to offer such New Securities and (iv) the number of shares that the Holder has the right to purchase under this Section 4.1, based on the Holder's Percentage (as defined in Subsection 4.1(d)(ii)).

          (b) Within thirty (30) days after the Notice is given (in accordance with Section 6.4), the Holder may elect to purchase, at the price specified in the Notice, up to the number of shares of the New Securities proposed to be issued equal to the Holder's Percentage. An election to purchase shall be made in writing and must be given to the Company within such thirty (30) day period (in accordance with Section 6.4). The closing of the sale of New Securities by the

               Company to the participating Holder upon exercise of its rights under this Section 4.1 shall take place simultaneously with the closing of the sale of New Securities to third parties.

          (c) The Company shall have ninety (90) days after the last date on which the Holder's right of first offer lapsed to enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within forty-five days from the execution thereof) to sell the New Securities which the Holders did not elect to purchase under this Section 4.1, at or above the price and upon terms not materially more favorable to the purchasers of such securities than the terms specified in the initial Notice given in connection with such sale. In the event the Company has not entered into an agreement to sell the New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty
               (30) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Holders in the manner provided in this Section 4.1.

          (d) (i) "NEW SECURITIES" shall mean any shares of, or securities convertible into or exercisable for any shares of any class of the Company's capital stock; provided that "New Securities" does not include: (A) the Shares or the Common Stock issuable upon conversion thereof; (B) securities issued pursuant to the acquisition of another business entity by the Company by merger, purchase of substantially all of the assets of such entity, or other reorganization whereby the Company owns not less than a majority of the voting power of such entity; (C) up to 500,000 shares of the Company's Common Stock and the shares of Common Stock issuable upon exercise of such options, issued pursuant to any arrangement approved by the Board of Directors to employees, officers and directors of, or consultants, advisors or other persons performing services for, the Company; (D) shares of the Company's Common Stock or Preferred Stock of any series issued in connection with any stock split, stock dividend or recapitalization of the Company; (E) Common Stock issued upon exercise of warrants, options or convertible securities if the issuance of such warrants, options or convertible securities was a result of the exercise of the right of first offer granted under this Section 4.1 or was subject to the right of first offer granted under this Section 4.1; (F) securities sold to the public in an offering pursuant to a registration statement filed with the SEC under the Securities Act.

               (ii) The applicable "PERCENTAGE" for each Holder shall be the number of shares of New Securities calculated by dividing (A) the total number of shares of Common Stock owned by the Holder (assuming conversion of all outstanding shares of Preferred Stock) by (B) the total number of shares of Common Stock outstanding at the time the Notice is given (assuming conversion of all outstanding shares of Preferred Stock).

          (e) The right of first offer granted under this Section 4.1 shall not apply to and shall expire upon the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act at the public offering price per share of not less than $7.50 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and which results in aggregate gross cash proceeds to the Company in excess of $15,500,000 (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction).

          (f) The right of first offer granted under this section may be assigned by each Holder to a transferee or assignee of the Holder's shares of the Company's stock. In the event that a Holder shall assign its right of first offer pursuant to this
               Section 4.1 in connection with the transfer of less than all of its shares of the Company's stock, the Holder shall also retain its right of first offer to the extent then applicable under this
               Section 4.1.

     4.2  Put Right Upon Failure to Use ProShare(TM).

          (a) In the event that the Company uses a video conferencing solution other than Intel's ProShare(TM) with its product, lntel shall have the right, by delivering written notice (the "REDEMPTION NOTICE") to the Company to cause the Company to purchase all Intel Shares. The per share purchase price for the Intel Shares shall be the higher of (i) the price Intel initially paid for the Intel Shares plus the amount of any declared but unpaid dividends thereon through the date of the Redemption Notice, plus 10% per annum, compounded annually, of the price Intel initially paid for the Intel Shares calculated from the date Intel purchased the Shares through the date of the Redemption Notice; or (ii) the then current Fair Market Value (as defined in Section 4.2(b) below of the Intel Shares as of the date of the Redemption Notice. The full purchase price for the Intel Shares shall be paid to Intel in cash by wire transfer or certified check. The put right granted pursuant to this Section
               4.2 shall not be assignable to any transferee of the Intel
               Shares.

          (b) If the Company has Common Stock publicly traded at the time of such determination, "FAIR MARKET VALUE" of the Intel Shares (on a fully converted basis) shall be equal to the average closing price of such Common Stock on the primary exchange on which such Common Stock is then traded (or the average of the closing bid and asked prices for such Common Stock, if then primarily traded on Nasdaq) over the 20 trading days prior to the date of the Redemption Notice. If there is no active public market, the Fair Market Value shall be the Fair Market Value thereof, as determined in good faith by the Board of Directors of the Company.

     4.3  Employee and Other Stock Arrangements.

          Each acquisition of any shares of capital stock of the Company or any option or right to acquire any shares of capital stock of the Company by an employee, consultant, officer or director of the Company will be conditioned upon the execution and delivery by the Company and such employee, consultant, officer or director of an agreement substantially in the form approved by the Board of Directors of the Company, providing, among other things, that such shares, when granted to an employee, consultant, officer or director, shall be subject to vesting at the rate of 12/48th of the shares granted after one year from the date of grant and 1/48th of the shares granted monthly thereafter.


5.   MISCELLANEOUS

     5.1  Governing Law.

          This Agreement shall be governed in all respects by the laws of the state of Delaware without regard to provisions regarding choice of laws.

     5.2  Successors and Assigns.

          Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments.

     5.3  Entire Agreement.

          This Agreement and the exhibits hereto which are hereby expressly incorporated herein by this reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this
                                       -----------------
          Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

     5.4  Notices.

          Except as may be otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed by registered or certified first class mail, postage prepaid, addressed, (a) if to the Holders, to each such Holder's address set forth on Exhibit A attached hereto, or to such other address as such Holder or any of its successors or assigns shall have furnished to the Company in writing, or (b) if to the Company, to its address set forth below its signature hereto, or to such other address as the Company shall have furnished to the Holders or their successors or assigns in writing. Notices hand delivered shall be effective upon delivery and notices sent by first class mail shall be effective three days following deposit in the United States mail.


     5.5  Amendments and Waivers.

          Any term of this Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities.

     5.6  Delays or Omissions.

          No delay or omission to exercise any right, power or remedy accruing to the Company or to the Holders, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company, or the Holders nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or the Holders of any breach of default under this

          Agreement or any waiver on the part of the Company or the Holders of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or be law or otherwise afforded to the Company or the Holders shall be cumulative and not alternative.

     5.7  Legal Fees.

          In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement, the prevailing party, shall be paid by the other party a reasonable sum for attorney's fees and expenses for such prevailing party.

     5.8  Titles and Subtitles.

          The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.


     5.9  Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


     5.10 Severability.

          Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.


     5.11 Confidentiality.

          Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement or the performance of its obligations hereunder. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Agreement or the transactions contemplated hereby, unless the parties otherwise agree in writing. The provisions of this Section 5.11 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

     5.12 Public Announcements.

          Neither the Company nor any Holder (other than Intel) shall use Intel's name or refer to Intel directly or indirectly in connection with Intel's relationship with the Company in any advertisement, news release or professional or trade publication, or in any other manner, unless otherwise required by law or with Intel's prior written consent, which consent will generally not be granted. The parties agree that there will be no press release or other public statement issued by either party relating to this Agreement or the transactions contemplated hereby unless required by law. If the Company determines that it is required by law to file this Agreement with the SEC, it shall at a reasonable time before making any such filing, consult with Intel regarding such filing and seek confidential treatment for such portions of the Agreement as may be requested by Intel.



                            [signature page follows]
          agreement executed by the parties hereto with respect to the transactions contemplated hereby.

    5.12  Public Announcements.

          Neither the Company nor any Holder (other than Intel) shall use Intel's name or refer to Intel directly or indirectly in connection with Intel's relationship with the Company in any advertisement, news release or professional or trade publication, or in any other manner, unless otherwise required by law or with Intel's prior written consent, which consent will generally not be granted. The parties agree that there will be no press release or other public statement issued by either party relating to this Agreement or the transactions contemplated hereby unless required by law. If the Company determines that it is required by law to file this Agreement with the SEC, it shall at a reasonable time before making any such filing, consult with Intel regarding such filing and seek confidential treatment for such portions of the Agreement as may be requested by Intel.

    5.13  Termination of Prior Rights.

           Effective and contingent upon execution of this Agreement by American Growth Fund I L.P. and upon the closing of the transactions contemplated by the Purchase Agreement the Investment Agreement dated March 21, 1995, and as amended by the Addendum dated March 31, 1995, between American Growth Fund I L.P. and the Company (the "Investment Agreement") is hereby declared null and void and is amended and restated in its entirety to read as set forth in this Agreement.



                            [signature page follows]

IN WITNESS WHEREOF, this parties hereto have executed this Agreement as of the day and year herein above first written.


                               VIRTUAL REALTY, INC.
                               4590 MacArthur Blvd., Suite 175
                               Newport Beach, CA 92660


                               By:
                                  ----------------------------------------

                               Title:
                                     -------------------------------------

                               HOLDERS:

                               INTEL CORPORATION


                               By: /s/  RANDY TINSLEY
                                  ---------------------------------------

                               Title:
                                     ------------------------------------

IN WITNESS WHEREOF, this parties hereto have executed this Agreement as of the day and year herein above first written.


                               VIRTUAL REALTY NETWORK, INC.
                               4590 MacArthur Blvd., Ste. 175
                               Newport Beach, CA 92660

                               By: /s/  MICHAEL A. BARRON
                                  ---------------------------------------

                               Title:       President
                                     ------------------------------------

                               HOLDERS:

                               INTEL CORPORATION


                               By:
                                  ---------------------------------------

                               Title:
                                     ------------------------------------

                                           EXHIBIT A
                                           ------- -

                                           HOLDERS


                                           INTEL CORPORATION
                                           2200 Mission College Blvd.
                                           Santa Clara, CA 95052
                                           Attn:
                                                -------------------------